EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (1) the Registration Statement on Form S-8, File No. 333-43837, (2) the Registration Statement on Form S-8, File No. 333-43839, (3) the Registration Statement on Form S-8, File No. 333-72939, (4) the Registration Statement on the Form S-3, File No. 333-81037 and (5) the Registration Statement on Form S-8, File No. 333-102701 of our report dated February 20, 2004 on our audit of the consolidated financial statements of Siebert Financial Corp. and subsidiaries as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in this Annual Report on Form 10-K. In addition, we consent to the reference in the above mentioned Registration Statements of our report dated February 3, 2004 on our audit of the financal statements of Siebert, Brandford, Shank & Co., LLC as of December 31, 2003 and 2002 and for each of the years in the three-year periods ended December 31, 2003 included in this Annual Report on Form 10-K under the heading "Experts" in the Registration Statement on Form S-3.

Eisner LLP

New York, New York

March 30, 2004